UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  October 19, 2012

Skinny Nutritional Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-51313

Nevada	88-0314792
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1100 East Hector Street, Suite 391
Conshohocken, PA 19428
(Address and zip code of principal executive offices)

(610) 784-2000
(Registrant’s telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 19, 2012, Skinny Nutritional Corp. (the “Company”) and Trim Capital, LLC (the “Purchaser”) entered into a Standstill Agreement (the “Standstill Agreement”) pursuant to which the parties will continue   their discussions regarding the status of, and obligations under, that certain Securities Purchase Agreement dated June 28, 2012 (the “Purchase Agreement”).

Under the Purchase Agreement, the Purchaser agreed to purchase an aggregate of $9.0 million of equity securities of the Company in a private placement transaction, subject to certain conditions.  At the first closing, which was completed on June 28, 2012, the Company sold a $1,000,000 senior secured note (the “Initial Note”) to the Purchaser and subsequently on August 14, 2012, the Company sold an additional initial senior secured note in the aggregate principal amount of $270,000 in substantially the same form as the Initial Note and which was deemed part of the “Initial Note”.  The Purchase Agreement also provided for a second closing, subject to certain conditions, to be held on or prior to August 28, 2012, which event has not occurred.

Due to the foregoing, the parties entered into the Standstill Agreement, which provides that the parties will forebear from commencing or prosecuting any claims against the other or their respective affiliates during a 60-day standstill period and that the Purchaser shall, subject to certain exceptions and conditions, abide by certain standstill provisions. The additional standstill provisions applicable to the Purchaser include restrictions against: nominating or proposing any candidates for the Board or seeking the removal or replacement of any director of the Company; submitting a stockholder proposal under Rule 14a-8 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”); filing a proxy or consent statement in opposition to the Company or otherwise obtaining or soliciting proxies or consents from any stockholders of the Company or participating in or making any solicitation related to Board matters; entering into any contract, arrangement or understanding with any person with respect to any securities of the Company; commencing or entering into any tender offer or exchange offer, merger, acquisition or other business combination or extraordinary transaction involving the Company or any of its subsidiaries; forming, joining or in any way participating in a “group” (as defined under the Exchange Act) with respect to the Company or its securities; otherwise acting, alone or in concert with others, to seek to influence the management, Board or policies of the Company or taking any action to seek the removal of any member of the Board, change the size of the Board, obtain additional representation on the Board, or taking any other action related to the management or the Board; making any adverse public statement regarding the Company or the Board; knowingly causing a public announcement regarding the foregoing or seeking a waiver of the standstill restrictions.

In addition, the parties agreed that during the standstill period, they will discuss a plan with respect to the obligations under the Purchase Agreement and the Initial Note.  In addition, during such period the Company will consider various strategic and/or financing transactions in order to address its obligations under the Purchase Agreement and the Initial Note and to provide for additional working capital.  In addition, the parties also agreed that during the standstill period, certain of the terms and conditions of the Purchase Agreement will be suspended, and the covenant against soliciting alternative transactions is terminated effective immediately.

The foregoing description of the Standstill Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Standstill Agreement, a copy of which is attached hereto as Exhibits 10.1 and incorporated herein by reference in its entirety.

Item 1.02	Termination of a Material Definitive Agreement.

To the extent required to be reported pursuant to Item 1.02 of this Current Report on Form 8-K, the information set forth in Item 1.01 of this Current Report on Form 8-K concerning the termination of certain terms and conditions of the Purchase Agreement is incorporated herein by reference.

Item 8.01	Other Events.

On October 22, 2012, the Company issued the press release attached as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed herewith

	Exhibit No.	Description

	10.1	Standstill Agreement
	99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Skinny Nutritional Corp.

By: /s/ Michael Salaman
Name: Michael Salaman
Title: Chief Executive Officer
Date: October 22, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Standstill Agreement
99.1	Press Release